Exhibit 16.1

February 27, 2012

Securities and Exchange Commission

Washington D.C. 20549

Ladies and Gentlemen,

We were previously principal accountants for Gardner Denver, Inc. (the “Company”) and, under the date of February 24, 2012, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010, and the effectiveness of internal control over financial reporting as of December 31, 2011. Our report dated February 24, 2012, on the effectiveness of internal control over financial reporting as of December 31, 2011, contains an explanatory paragraph that states that the Company acquired Robuschi S.p.A. (“Robuschi”) in December 2011, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, Robuschi’s internal control over financial reporting associated with 11% and less than 1% of the Company’s total assets and total revenues, respectively, included in the consolidated financial statements of the Company as of and for the year ended December 31, 2011. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Robuschi. On December 22, 2011, we were notified that the Company engaged Ernst & Young LLP as its principal accountant for the year ending December 31, 2012 and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, and the issuance of our reports thereon. On February 24, 2012, we completed our audits and the auditor-client relationship ceased. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated February 27, 2012, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statement that during the fiscal years ended December 31, 2011 and 2010, respectively, neither the Company nor anyone acting on its behalf has consulted with Ernst & Young LLP on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP